VOLTERRA SEMICONDUCTOR CORPORATION
SEVERANCE BENEFIT PLAN

Adopted January 22, 2010

1. INTRODUCTION.

The Volterra Semiconductor Corporation Severance Benefit Plan (the “Plan”) is established effective January 22, 2010. The purpose of the Plan is to provide benefits to certain eligible employees of Volterra Semiconductor Corporation (the “Company”) upon a Qualifying Termination (as such term is defined below). This Plan will provide the exclusive benefits that each Eligible Employee (as such term is defined below) may become eligible to receive upon such event, and except as set forth in the Participation Notice (as defined below), will supersede any other severance plan, policy or practice, whether formal or informal, written or unwritten, previously announced or maintained by the Company (with the exception of any provisions contained in any equity incentive plan or award agreement providing for accelerated vesting of the shares subject to such equity award upon or following a Qualifying Termination). This Plan document also is the Summary Plan Description for the Plan.

2. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the terms and conditions set forth in this Section 2 and elsewhere in the Plan, the Company will provide Eligible Employees who experience a Qualifying Termination with the benefits set forth in Section 3.

(b) Definition of “Eligible Employee.” For purposes of this Plan, an Eligible Employee is a full-time regular U.S. employee of the Company at or above the level of Vice President who has been selected by the Board for participation, and who has received a Participation Notice from the Company informing the employee that the employee is an Eligible Employee under the Plan and executed and returned such Participation Notice to the Company. The determination of whether an employee is an Eligible Employee will be made by the Plan Administrator, in its sole discretion, and such determination will be binding and conclusive on all persons. For purposes of this Plan, full-time employees are those regular hire employees who are regularly scheduled to work at least thirty (30) hours per week. Neither temporary, leased or seasonal employees nor intern, agency temporary employees, independent contractors, consultants or agents under a written contract or purchase order, and persons so classified as such by the Company (whether or not such classification is upheld on governmental, judicial or other review) are eligible for benefits under the Plan.

(c) Release Requirement. In order to be eligible to receive benefits under this Plan, an Eligible Employee must also execute a general waiver and release in substantially the form attached hereto as Exhibit A, B or C, as applicable, within the time frame set forth therein and such release must become effective in accordance with its terms, but in no event later than the 60th day after the termination date. The Company, in its discretion, may modify the form of the required release to comply with applicable law and will determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(d) Exceptions to Benefit Entitlement. An Eligible Employee will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in any of the following circumstances, as determined by the Company in its sole discretion:

(i) The Eligible Employee is covered by any other severance or separation pay plan, policy or practice of the Company or requirement to pay severance under applicable local law, or has executed an individually negotiated employment or separation contract or agreement with the Company relating to severance benefits payable upon a Qualifying Termination that is in effect on his or her last day of employment, in which case such Eligible Employee’s severance benefit, if any, will be governed by the terms of such individually negotiated employment, separation contract or agreement or local law.

(ii) The Eligible Employee is rehired by the Company or an affiliate of the Company prior to his or her last day of employment.

(iii) The Eligible Employee is offered immediate reemployment by the acquiring or surviving corporation following a Change in Control under terms that do not give rise to a right to resign for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the acquiring or surviving corporation, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the Change in Control.

(iv) The Eligible Employee has not signed the Company’s standard form of confidential information and inventions assignment agreement (“Proprietary Agreement”) covering the Eligible Employee’s period of employment with the Company (and with any predecessor) and/or does not confirm in writing that he or she is and will remain subject to the terms of that agreement.

3. AMOUNT OF SEVERANCE BENEFIT.

(a) Severance Benefits. Subject to the requirements set forth in Section 2 and elsewhere in this Plan, in the event of an Eligible Employee’s Qualifying Termination, the Eligible Employee will be eligible for the severance benefits set forth in Appendix A (except as such benefits may otherwise be modified as provided in Section 3(d) below, which modification will be reflected in the Eligible Employee’s Participation Notice).

(b) Definition of Qualifying Termination. For purposes of this Plan, a “Qualifying Termination” means that the Eligible Employee’s employment is terminated either:

(i) by the Company without Cause more than two (2) months prior to or more than twelve (12) months after a Change in Control (a “Non-Change in Control Termination”) or

(ii) by (1) the Company without Cause or (2) the Eligible Employee for Good Reason, if either (1) or (2) occurs within two (2) months prior to or within twelve (12) months following a Change in Control (a “Change in Control Termination”)

and in either case such termination satisfies the definition of “separation from service” as defined in Treasury Regulation 1.409A(h)(ii). The foregoing notwithstanding, the following events will not constitute a Qualifying Termination: (i) the Eligible Employee resigns his or her employment with the Company at any time, other than a resignation for Good Reason within two (2) months prior to or within twelve (12) months following a Change in Control or (ii) the Eligible Employee’s employment is terminated due to the Eligible Employee’s death or disability or for Cause.

(c) Definitions

(i) “Base Salary” will mean the Eligible Employee’s base salary or regular wage rate in effect immediately prior to the Eligible Employee’s last day of employment or, if applicable, the base salary or wage rate in effect prior to any reduction in base salary or wage rate that forms the basis of the Eligible Employee’s termination for Good Reason. Base Salary does not include variable forms of compensation such as but not limited to incentive compensation, commissions, bonuses, expenses or expense allowances.

(ii) “Bonus Amount” will mean (1) the average annual incentive bonus earned by the Eligible Employee in the two most recent full bonus years prior to the date of the Qualifying Termination or (2) if the Eligible Employee has not been employed by the Company during the entirety of the two most recent bonus years, (i) the annual incentive bonus earned by the Eligible Employee in the year prior to the date of the Qualifying Termination or (ii) if the Eligible Employee has not been employed for a full bonus year, the Eligible Employee’s target annual incentive bonus for the year of termination.

(iii) “Cause” will mean one or more of the following: (i) indictment, conviction of or plea of guilty or nolo contendere to, any crime that constitutes a felony under federal or state law; (ii) participation in any fraud or material dishonesty against the Company; (iii) intentional misconduct or material failure to perform assigned duties; (iv) material violation or breach of any Company policy, agreement with the Company, or any duty to the Company (including, but not limited to, unauthorized use or disclosure of the Company’s confidential information or trade secrets); or (v) failure to cooperate with the Company in any investigation or formal proceeding.

(iv) “Change in Control” will mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(2) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving corporation, partnership, limited liability company or other entity (“Entity”) in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(3) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(4) during any period of two consecutive years, individuals who, at the beginning of such period are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

(5) The term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

The Plan Administrator will have full and final authority, which will be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(v) “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(vi) “Good Reason” will mean that the Eligible Employee voluntarily terminates employment with the Company (or any successor thereto) if and only if:

(1) one of the following actions have been taken without the Eligible Employee’s express written consent:

a. there is a material diminution in the authority, duties or responsibilities of the Eligible Employee; provided, however, that Good Reason will not be satisfied solely by reason of such individual retaining substantially the same position held prior to a Change in Control, but in a distinct legal entity or business unit of a larger entity following such Change in Control (e.g., the CEO becoming, following a Change in Control, head officer of the business unit of the acquirer responsible for the Company’s operations);

b. there is a material reduction in the Eligible Employee’s base salary that is not a part of a Company-wide reduction plan;

c. the Eligible Employee is required to relocate his or her principal place of employment to a location that would increase the Eligible Employee’s one way commute distance by more than thirty-five (35) miles from the Eligible Employee’s place of employment immediately prior to such change; or

d. any acquirer, successor or assignee of the Company materially fails to assume and perform, in all material respects, the obligations of the Company hereunder; and

(2) the Eligible Employee provides written notice to the Plan Administrator within the thirty (30)-day period immediately following such action; and

(3) such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and

(4) the Eligible Employee’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.

(vii) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(viii) “Participation Notice” means the latest notice delivered by the Company to an Eligible Employee informing the employee that the employee is an Eligible Employee in the Plan, substantially in the form of Appendix B hereto.

(ix) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(x) “Tier Group” will mean either Tier 1 or Tier 2, which designation reflects the level of benefits awarded under the Plan to an Eligible Employee by the Board or duly authorized committee thereof (as evidenced by the resolutions of such body), which designation is based in part on such employee’s position with the Company. The designation of Tier 1 or Tier 2 will be indicated on the Eligible Employee’s Participation Notice.

(d) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, (i) authorize benefits in addition to those benefits set forth in Appendix A to Eligible Employees; (ii) waive or modify, in respect to one or more employees or classes of employees, the eligibility requirements for receipt of benefits under this Plan; (iii) modify the method of calculating the amount of benefits to be received under the Plan and/or (iv) modify the time and/or form of payment of benefits, to the extent permissible under Section 409A, under the Plan. The provision or modification of any such benefits will in no way obligate the Company or its affiliates to provide or modify such benefits to any other person, even if similarly situated. An employee for whom any eligibility requirement has been waived or modified, or who is offered benefits under this Plan that are different than, or in addition to, those set forth in Appendix A, will receive specific written notice that the Plan Administrator is exercising discretion in that regard. Receipt of benefits under this Plan pursuant to such exceptions may be subject to a covenant of confidentiality and non-disclosure and/or to other conditions determined by the Plan Administrator in its sole discretion.

(e) Best After Tax. If any payment or benefit (including payments and benefits pursuant to this Plan) that an Eligible Employee would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company will cause to be determined, before any amounts of the Payment are paid to the Eligible Employee, which of the following two alternative forms of payment would maximize the Eligible Employee’s after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that the Eligible Employee receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company will cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (i) the Payment will be paid only to the extent permitted under the Reduced Payment alternative, and the Eligible Employee will have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Eligible Employee. In the event that acceleration of compensation from the Eligible Employee’s equity awards is to be reduced, such acceleration of vesting will be canceled in the reverse order of the date of grant of such equity awards. In no event with the Company or any shareholder be liable to any Eligible Employee for any amounts not paid as a result of the operation of this Section 3(e).

The independent professional firm engaged by the Company for general tax audit purposes as of the day prior to the effective date of the Change in Control will make all determinations required to be made under this Section 3(e). If the firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized independent professional firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder.

The firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within thirty (30) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company) or such other time as requested by the Company. If the firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it will furnish the Company and the Eligible Employee with a statement reasonably acceptable to the Eligible Employee that no Excise Tax is reasonably likely to be imposed with respect to such Payment. Any good faith determinations of the firm made hereunder will be final, binding and conclusive upon the Company and the Eligible Employee.

(f) Certain Reductions. The Company will reduce an Eligible Employee’s benefits under this Plan by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law (collectively, “WARN”), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for severance, termination pay, or otherwise allowing the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator will so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(f) will be made such that any benefit under the Plan will be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (e.g., any cash severance benefits under the Plan will be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan will be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions will in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(g) Code Section 409A. If the Company (or, if applicable, the successor entity thereto) determines that the severance payments and benefits provided under the Plan (the “Plan Payments”) constitute “deferred compensation” under Section 409A of the Code (Section 409A, together, with any state law of similar effect, “Section 409A”) and an Eligible Employee is, at the time of “separation from service” (as defined under Section 409A), a “specified employee” of the Company (or any successor entity thereto), as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”) on his or her separation from service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the individual’s separation from service and (ii) the date of the Eligible Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) will (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this paragraph and (B) commence paying the balance of the Plan Payments in accordance with Appendix A. For the avoidance of doubt, it is intended that (1) each installment of the Plan Payments is a separate “payment” for purposes of Section 409A and (2) all Plan Payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under of Treasury Regulation 1.409A-1(b)(4), 1.409A-1(b)(5), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v).

4. ADDITIONAL ELIGIBILITY AND TRANSITION MATTERS.

(a) Return of Company Property. An Eligible Employee will not be entitled to any benefit under this Plan unless and until the Eligible Employee returns all Company Property upon his or her termination (or earlier if so requested by the Company). For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Eligible Employee during his or her period of employment with the Company and other Company property which the Eligible Employee had in his or her possession or control at any time, including, but not limited to, Company files, notes, lab notebooks, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). As a condition to receiving benefits under the Plan, Eligible Employees must not make or retain copies, reproductions or summaries of any such Company Property. However, an Eligible Employee is not required to return his or her personal copies of documents evidencing the Eligible Employee’s hire, termination, compensation, benefits and equity awards and any other documentation received as a shareholder of the Company.

(b) Prepayment of Advanced Amounts. An Eligible Employee will not be entitled to any benefit under this Plan if the Eligible Employee previously received an advance(s) for business travel and entertainment expenses unless and until the Eligible Employee (i) properly completes and submits an expense reimbursement form(s) and supporting receipts to his or her manager no later than the Eligible Employee’s last day of employment and (ii) repays (via check payable to “Volterra Semiconductor Corporation”) any amounts advanced but not used and approved for reimbursement.

(c) Transition of Work. An Eligible Employee will not be entitled to any benefit under this Plan unless and until the Eligible Employee (i) has satisfactorily transitioned his or her work and information concerning his or her work to the Company to the extent requested by the Company (including but not limited to completion of exit checklists and properly signed and witnessed lab notebooks) and (ii) has provided the Company with all logins, passwords, passcodes and similar information created by the Eligible Employee for documents, email and electronic files that the Eligible Employee created or used on Company systems.

5. TIME OF PAYMENT AND FORM OF BENEFIT.

All severance benefits under the Plan will be paid as provided in Appendix A following the Eligible Employee’s satisfaction of all of the requirements set forth in this Plan. All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company as of his or her last day of employment, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. Additionally, if an Eligible Employee is subject to withholding for taxes related to any non-Plan benefits, including but not limited to any imputed income related to perquisites or withholding taxes due in connection with the vesting or exercise of equity awards, the Company may offset any severance payments under the Plan by the amount of such withholding taxes. However, payments under the Plan will not be subject to any other deductions such as, but not limited to, 401(k) plan contributions and/or 401(k) loan repayments or other employee benefit and benefit plan contributions except to the extent expressly provided for in such 401(k) plan documents.

6. REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company or any other affiliate of the Company during the period of time in respect of which severance benefits pursuant to the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator is the Company. As Plan Administrator, the Company is the named fiduciary charged with the responsibility for administering the Plan. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The Plan Administrator may delegate any or all of its administrative duties to an officer of the Company and any such delegation will convey with it the full discretionary authority of the Plan Administrator to carry out the delegated duties to the greatest extent consistent with applicable law and the Company’s bylaws. The Company or the Plan Administrator will indemnify and hold harmless any person to whom it delegated its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. The rules, interpretations, computations and other actions of the Plan Administrator or its delegate will be binding and conclusive on all persons.

(b) Amendment or Termination.

(i) The Plan will terminate, and no further amounts may be earned hereunder (i.e., no future terminations will be deemed Qualifying Terminations), on the earliest to occur of (1) any liquidation, dissolution or winding up of the Company, (2) at such time as all payments due (as a result of those Qualifying Terminations occurring prior to the Plan termination date) under the Plan have been paid, and (3) the fourth (4th) anniversary of the effective date of the Plan set forth on the first page of the Plan (the “Fourth Anniversary”). Notwithstanding the foregoing, if, on the Fourth Anniversary, the Company has signed a definitive agreement for a transaction that would qualify as a Change in Control, then the termination date of the Plan will automatically be extended by eighteen (18) months.

(ii) The Company reserves the right to amend this Plan (including Appendix A) at any time prior to the termination of the Plan; provided, however, that no such amendment will materially adversely affect any Eligible Employee without the written consent of such individual. Any action amending the Plan will be in writing and executed by a duly authorized executive officer of the Company.

8. NO IMPLIED EMPLOYMENT CONTRACT.

This Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

9. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and will be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California (without regard to principles of conflict of laws).

10. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Volterra Semiconductor Corporation

Attn: General Counsel

47467 Fremont Blvd.

Fremont, CA 94538

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d)below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review will be in writing and will be addressed to:

Volterra Semiconductor Corporation

Attn: General Counsel

47467 Fremont Blvd.

Fremont, CA 94538

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 10, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

11. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan will be unfunded, and all benefits under the Plan will be paid only from the general assets of the Company. An Eligible Employee’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors. Therefore, if the Company were to become insolvent, the Eligible Employee might not receive benefits under the Plan.

12. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3251865. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 520.

(b) Ending Date for Plan’s Fiscal Year and Type of Plan. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31. The Plan is a welfare benefit plan.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Volterra Semiconductor Corporation

Attn: General Counsel

47467 Fremont Blvd.

Fremont, CA 94538

(d) Plan Sponsor and Administrator. The Plan Sponsor and the “Plan Administrator” of the Plan is:

Volterra Semiconductor Corporation

Attn: General Counsel

47467 Fremont Blvd.

Fremont, CA 94538

The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 743-1200 and facsimile number is (510) 743-1600.

13. STATEMENT OF ERISA RIGHTS.

Eligible Employees in this Plan are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(iii) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in Section 10 herein.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within thirty (30) days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 10 herein. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have completed the claims and appeals procedure described in Section 10 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

14. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan will be in writing (including an electronic form acceptable to the Plan Administrator). Any such writing will be deemed received when (i) hand delivered to the Eligible Employee or the Plan Administrator, as applicable, with such receipt evidenced by a written receipt notice, (ii) received electronically by either party at the designated email or facsimile address acceptable to the Plan Administrator, or (iii) deposited in the U.S. mail, with postage prepaid, and addressed to the applicable party, in the case of the Company, at the address set forth in Section 12(d) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee.

(b) Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan will be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any party’s failure to enforce any provision or provisions of this Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and will not be considered part of this Plan for any other purpose.

15. CIRCULAR 230 DISCLAIMER.

THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 CFR PART 10). ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY’S SEVERANCE BENEFIT PLAN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

16. EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of January 22, 2010, Volterra Semiconductor Corporation has caused its duly authorized officer to execute the same this 22nd day of January, 2010.

VOLTERRA SEMICONDUCTOR CORPORATION

By: /s/ David Oh
David Oh
General Counsel and Vice President, Legal Affairs

For Employees Age 40 or Older
Group Termination

EXHIBIT A
RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Volterra Semiconductor Corporation Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options and other equity awards, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Date:

For Employees Age 40 or Over
Individual Termination

EXHIBIT B
RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Volterra Semiconductor Corporation Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options and other equity awards, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Date:

For Employees Under Age 40
Individual or Group Termination

EXHIBIT C
RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Volterra Semiconductor Corporation Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my proprietary information and inventions agreement with the Company and/or an affiliate of the Company.

In consideration of the severance benefits and other consideration provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options and other equity awards, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Printed Name:

Date:

APPENDIX A
VOLTERRA SEMICONDUCTOR CORPORATION
SEVERANCE BENEFIT PLAN
Adopted January 22, 2010

Capitalized terms used in this Appendix A but not otherwise defined herein will have the meanings ascribed to them in the Plan.

1. Severance Upon a Non-Change in Control Termination. Subject to the limitations set forth in the Plan, in the event of an Eligible Employee’s Qualifying Termination pursuant to Section 3(b)(i) of the Plan (that is, a Non-Change in Control Termination), the Eligible Employee will receive the following severance benefits:

(a) Cash Severance Benefit. The Company will pay in a lump sum, as the “Cash Severance Benefit,” the amount of the Eligible Employee’s Base Salary determined below based on the Eligible Employee’s Tier Group:

• For Eligible Employees in Tier 1: 12 months of Base Salary.

• For Eligible Employees in Tier 2: 6 months of Base Salary

The Cash Severance Benefit will be paid out in a single lump sum on the 60th day following the Eligible Employee’s termination date.

(b) COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (e.g., medical, dental, or vision plan) sponsored by the Company immediately prior to termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) following his or her last day of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

If an Eligible Employee timely elects continued coverage under COBRA, the Company will pay the full amount of the Eligible Employee’s COBRA premiums (or will provide coverage under any self-funded plan at the Company’s expense) for the continued coverage of the Eligible Employee and his or her eligible dependents under the Company’s group health plans for up to that number of months provided below following the Eligible Employee’s termination of employment (after any offset is applied pursuant to Section 3(f) of the Plan):

• For Eligible Employees in Tier 1: 12 months.

• For Eligible Employees in Tier 2: 6 months.

However, no such premium payments will be made (and no coverage at Company cost will be provided under any self-funded group health plan) following the earlier of (i) the date the Eligible Employee, or his or her dependents as applicable, become eligible for coverage under a group health plan of a subsequent employer or (ii) the date the Eligible Employee, or his or her dependents as applicable, experience a COBRA disqualification event. Each Eligible Employee will be required to notify the Company immediately if the Eligible Employee becomes eligible for coverage by a group health plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company (or the provision of coverage at the Company’s expense under a self-funded group health plan), the Eligible Employee (and/or his eligible dependents, as applicable) will be responsible for the timely payment of the full amount of premiums (or payment for the cost of coverage) required under COBRA for the duration of the COBRA period, if any, except to the extent that the Eligible Employee (and/or his or her dependents, as applicable) qualifies under the American Recovery and Reinvestment Act of 2009, as amended (“ARRA”) as an “assistance eligible individual” who is entitled to COBRA premium assistance without recapture.

For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

2. Severance Upon a Change in Control Termination. Subject to the limitations set forth in the Plan, in the event of an Eligible Employee’s Qualifying Termination pursuant to Section 3(b)(ii) (that is, a Change in Control Termination), then, in lieu of the severance benefits set forth in Section 1 above, the Eligible Employee will receive the following severance benefits:

(a) Cash Severance Benefit: The Company will pay in a lump sum, as the “Cash Severance Benefit,” the amount of the Eligible Employee’s Base Salary and Bonus Amount determined below based on the Eligible Employee’s Tier Group:

• For Eligible Employees in Tier 1: 18 months of Base Salary, plus 150% of the Bonus Amount.

• For Eligible Employees in Tier 2: 12 months of Base Salary, plus 100% of the Bonus Amount.

The Cash Severance Benefit will be paid out in a single lump sum on the 60th day following the Eligible Employee’s termination date.

(b) COBRA Premium Benefit: If an Eligible Employee timely elects continued coverage under COBRA, the Company will pay the full amount of the Eligible Employee’s COBRA premiums (or will provide coverage under any self-funded plan at the Company’s expense) for the continued coverage of the Eligible Employee and his or her eligible dependents under the Company’s group health plans for up to that number of months provided below following the Eligible Employee’s termination of employment (after any offset is applied pursuant to Section 3(f) of the Plan):

• For Eligible Employees in Tier 1: 18 months.

• For Eligible Employees in Tier 2: 12 months.

However, no such premium payments will be made (and no coverage at Company cost will be provided under any self-funded group health plan) following the earlier of (i) the date the Eligible Employee, or his or her dependents as applicable, become eligible for coverage under a group health plan of a subsequent employer or (ii) the date the Eligible Employee, or his or her dependents as applicable, experience a COBRA disqualification event. Each Eligible Employee will be required to notify the Company immediately if the Eligible Employee becomes eligible for coverage by a group health plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company (or the provision of coverage at the Company’s expense under a self-funded group health plan), the Eligible Employee (and/or his eligible dependents, as applicable) will be responsible for the timely payment of the full amount of premiums (or payment for the cost of coverage) required under COBRA for the duration of the COBRA period, if any, except to the extent that the Eligible Employee (and/or his or her dependents, as applicable) qualifies under the American Recovery and Reinvestment Act of 2009, as amended (“ARRA”) as an “assistance eligible individual” who is entitled to COBRA premium assistance without recapture.

For purposes of this Section 2(b), any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(c) Equity Award Acceleration: If, as of the Eligible Employee’s date of Qualifying Termination, the Eligible Employee holds any unvested outstanding equity awards under an equity incentive plan of the Company (an “Equity Award”), then, as of the date of such Qualifying Termination, the vesting and exercisability of each such Equity Award will be accelerated to the following extent:

• For Eligible Employees in Tier 1: 100%.

• For Eligible Employees in Tier 2: 100%.

APPENDIX B
VOLTERRA SEMICONDUCTOR CORPORATION
SEVERANCE BENEFIT PLAN
PARTICIPATION NOTICE

To:

Date:

Volterra Semiconductor Corporation (the “Company”) has adopted the Volterra Semiconductor Corporation Severance Benefit Plan (the “Plan”). This Participation Notice informs you that you have been designated as an Eligible Employee in the Plan. For purposes of the Plan, the Company has designated you as a Tier        Eligible Employee, based on your title on the date hereof.

You are encouraged to read the Plan in its entirety. The final decision as to whether you have earned any payments under the Plan will be made by the Plan Administrator in accordance with the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together also constitute a summary plan description of the Plan.

To accept your designation as an Eligible Employee, please return a signed copy of this Participation Notice to        on or before       , 20      .

Please note that you are not an Eligible Employee in the Plan until you execute and return this Participation Notice to the Company.

VOLTERRA SEMICONDUCTOR CORPORATION

By:
Name:
Title: